Exhibit 10.4

Contract Termination Agreement

Party A (Yang Xiaodong, Li Pin and Li Hong) and Party B (Sichuan Senmiao Ronglian Technology Co., Ltd., Legal Representative: Hu Xiang) entered into a lease on December 29, 2016, which was amended by a supplemental agreement on January 1, 2017. Due to change of office planning, upon negotiation and mutual consents of the parties, the lease is hereby terminated, effective March 31, 2018. The parties releases each other from any obligations arising out of the lease and any claims that one party might have against the other.

This agreement becomes effective after it is signed and/or affixed with respective company seals by both parties. This agreement is executed in two counterparts, one for each party hereto, and both counterparts shall have the same legal effect.

Party A (seal):	Party B (seal):

/s/ Yang Xiaodong	Sichuan Senmiao Ronglian Technology Co., Ltd.
Yang Xiaodong	[Company Seal Affixed Here]

/s/ Li Pin
Li Pin

/s/ Li Hong
Li Hong

March 31, 2018	March 31, 2018